EXHIBIT 1


                              ROCHESTER FUND SERIES

             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1
  Name and Definitions..........................  ..........................  1
    Section 1.1: Name.......................................................  1
    Section 1.2: Definitions................................................  1
    Section 1.3: Resident Agent.............................................  2
    Section 1.4: Principal Place of Business................................  2

ARTICLE 2
  Purpose of the Trust......................................................  2
    Section 2.1 ............................................................  2
    Section 2.2 ............................................................  3
    Section 2.3 ............................................................  3
    Section 2.4 ............................................................  3
    Section 2.5 ............................................................  3
    Section 2.6 ............................................................  3
    Section 2.7 ............................................................  3

ARTICLE 3
  The Trustees..............................................................  4
    Section 3.1: Number, Designation, Election, Term, etc. .................  4
    Section 3.2: Power of Trustees..........................................  5
    Section 3.3: Certain Contracts..........................................  7
    Section 3.4: Payment of Trust Expenses and
                   Compensation of Trustees.................................  9
    Section 3.5 Assets and Liabilities of
                  the Trust.................................................  9

ARTICLE 4
  Shares.................................................................... 10
    Section 4.1: Description of Shares ..................................... 10
    Section 4.2: Establishment and Designation of
                   Classes of Shares........................................ 11
    Section 4.3: Establishment and Designation of Series.................... 11
    Section 4.4: Ownership of Shares........................................ 15
    Section 4.5: Investments in the Trust................................... 15
    Section 4.6: No Preemptive Rights....................................... 15

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    Section 4.7: Status of Shares and Limitation
                   of Personal Liability.................................... 15

ARTICLE 5
  Shareholders' Voting Powers and Meetings.................................. 16
    Section 5.1: Voting Powers.............................................. 16
    Section 5.2: Meetings................................................... 16
    Section 5.3: Record Dates............................................... 17
    Section 5.4: Quorum and Required Vote................................... 17
    Section 5.5: Action by Written Consent.................................. 17
    Section 5.6: Inspection of Record....................................... 17
    Section 5.7: Additional Provisions...................................... 17
    Section 5.8: Shareholder Communications................................. 17

ARTICLE 6
  Limitation of Liability, Indemnification.................................. 18
    Section 6.1: Trustees, Shareholders, etc.
                   Not Personally Liable; Notice............................ 18
    Section 6.2: Trustee's Good Faith Action;
                   Expert Advice; No Bond or Surety......................... 19
    Section 6.3: Indemnification of Shareholders............................ 19
    Section 6.4: Indemnification of Trustees, Officers, etc................. 19
    Section 6.5: Compromise Payment......................................... 20
    Section 6.6: Indemnification Not Exclusive, etc. ....................... 20
    Section 6.7: Liability of Third Persons
                   Dealing with Trustees.................................... 20

ARTICLE 7
  Miscellaneous............................................................. 21
    Section 7.1: Duration and Termination of Trust.......................... 21
    Section 7.2: Reorganization............................................. 21
    Section 7.3: Amendments................................................. 22
    Section 7.4: Filing of Copies; References; Headings..................... 22
    Section 7.5: Applicable Law............................................. 23

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             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                                       OF

                              ROCHESTER FUND SERIES

This AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made this 26th day of January, 1995, by and among the individuals executing this Amended and Restated Declaration of Trust as the Trustees.

WHEREAS, the Trustees established Rochester Fund Series (the "Trust"), a business trust currently with one series, The Bond Fund for Growth (the "Fund"), under the laws of the Commonwealth of Massachusetts, for the investment and reinvestment of funds contributed thereto, under an Agreement and Declaration of Trust (the "Declaration of Trust") dated January 10, 1986 and filed with the Commonwealth of Massachusetts on January 21, 1986, as amended pursuant to Amendments dated March 31, 1986, December 29, 1989, January 25, 1990, and April 23, 1993:

WHEREAS, The Trustees desire to make permitted changes to said Declaration of Trust; and

WHEREAS, such changes have been approved by the Trustees by a unanimous consent;

NOW, THEREFORE, the Trustees declare that all money and property contributed to the Trust hereunder shall henceforth be held and managed under this Amended and Restated Declaration of Trust IN TRUST as herein set forth below.

                                    ARTICLE 1

                              NAME AND DEFINITIONS

     Section 1.1 Name. This Trust shall be known as Rochester Fund Series and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.

     Section 1.2 Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) The "Trust" refers to the Massachusetts business trust established by this Amended and Restated Agreement and Declaration of Trust, as amended from time to time, inclusive of each and every Series and Class established hereunder;

     (b) "Trustees" refers to the Trustees of the Trust and of each Series hereunder named herein or elected in accordance with Article 3;

     (c) "Shares" refers to the equal, proportionate, transferable units of interest into which the beneficial interest of the Trust and each Series or Class of the Trust (as the context may require) shall be divided from time to time and includes fractions of Shares as well as whole Shares consistent with the requirements of federal and/or state securities laws;

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     (d) "Series" refers to Series of Shares established and designated under or in accordance with the provisions of Article 4;

     (e) "Class" means a class of a series of shares established and designated under or in accordance with the provisions of Article 4;

     (f) "Shareholder" means a record owner of Shares;

     (g) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

     (h) The term "Commission" shall have the meaning given it in the 1940 Act;

     (i) "Declaration of Trust" shall mean this Amended and Restated Agreement and Declaration of Trust as amended or restated from time to time; and

     (j) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time.

     Section 1.3 Resident Agent. The name and address of the Trust's Resident Agent is CT Corporation, 2 Oliver Street, Boston, Massachusetts 02109.

     Section 1.4 Principal Place of Business. The Trust's principal place of business is 350 Linden Oaks, Rochester, New York 14625. The Trust is in compliance with and will continue to comply with Massachusetts' law.

                                    ARTICLE 2

                                PURPOSE OF TRUST

The purpose or purposes for which the Trust is formed and the business or objects to be transacted, carried on and prompted by it are as follows:

     Section 2.1 To hold, invest, or reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise, sell, sell short, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall for the purpose of this Declaration of Trust, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, financial futures contracts, indexes, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets) created or issued by an issuer (which term "issuer" shall for the purpose of this Declaration of Trust, without limitation of the generality thereof be deemed to any include any persons, firms, associations, corporations, syndicates, business trusts, partnerships, investment companies, combinations, organizations, governments, or subdivisions thereof) and in financial instruments (whether they are considered as securities or commodities); and to exercise, as owner or holder of any and all acts and things for the preservation, protection, improvement and enhancement in value of any or all such securities or financial instruments.

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     Section 2.2 To borrow money and pledge assets in connection with any of the objects or purposes of the Trust, and to issue notes or other obligations evidencing such borrowings, to the extent permitted by the 1940 Act and by the Trust's fundamental investment policies under the 1940 Act.

     Section 2.3 To issue and sell its Shares in such Series and Classes and amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including without limitation thereto, securities) now or hereafter permitted by the laws of the Commonwealth of Massachusetts and by this Declaration of Trust, as the Trustees may determine.

     Section 2.4 To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel its Shares, or to classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more Series or Classes that may have been established and designated from time to time, all without the vote or consent of the Shareholders of the Trust, in any manner and to the extent now or hereafter permitted by this Declaration of Trust.

     Section 2.5 To conduct its business at one or more offices within the State of New York and elsewhere in any part of the world, without restriction or limit as to extent.

     Section 2.6 To carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates or to the extent now or hereafter permitted by the laws of Massachusetts, as a member of, or as the owner or holder of any stock of, or shares of interest in, any issuer, and in connection therewith or make or enter into such deeds or contracts with any issuers and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

     Section 2.7 To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishments, carrying out or attainment of all or any of the foregoing purposes or objects.

     The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of this Declaration of Trust, and shall each be regarded as independent and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Trust now or hereafter conferred by the laws of the Commonwealth of Massachusetts nor shall the expression of one thing be deemed to exclude another, though it be of a similar or dissimilar nature, not expressed; provided, however, that the Trust shall not carry on any business, or exercise any powers, in any state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

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                                    ARTICLE 3

                                  THE TRUSTEES

     Section 3.1 Number, Designation, Election, Term, etc.

     (a) Number. The Trustees serving as such, in accordance with the provisions of this Declaration of Trust, may increase or decrease the number of Trustees to a number other than the number theretofore determined. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection (d) of this
Section 3.1.

     (b) Election and Term. The Trustees shall be elected by Shareholders of the Trust. Each Trustee, whether named above or hereafter becoming a trustee, shall serve as a Trustee of the Trust and of each Series of the Trust hereunder during the lifetime of this Trust and until its termination as hereinafter provided except as such Trustee sooner dies, resigns or is removed. Subject to Section 16(a) of the 1940 Act, the Trustees may elect their own successors and may, pursuant to Section 3.1(e) hereof appoint Trustees to fill vacancies.

     (c) Resignation and Retirement. Any Trustee may resign his trust or retire as Trustee, by written instrument signed by him and delivered to the other Trustees or to any officer of the Trust, and such resignation or retirement shall take effect upon such a delivery or upon such later date as is specified in such instrument and shall be effective as to the Trust and each Series of the Trust hereunder.

     (d) Removal. Any Trustee may be removed with or without cause at any time:
(i) by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date upon which such removal shall become effective; or (ii) by vote of Shareholders holding not less than two-thirds of the Shares then outstanding, cast in person or by proxy at any meeting called for the purpose; or (iii) by a written declaration signed by Shareholders holding not less than two-thirds of the Shares then outstanding and filed with the Trust's Custodian. Any such removal shall be effective as to the Trust and each Series or Class hereunder.

     (e) Vacancies. Any vacancy or anticipated vacancy resulting from any reason, including without limitation the death, resignation, retirement, removal, or incapacity of any of the Trustees, or resulting from an increase in the number of Trustees by the other Trustees may (but need not unless required by the 1940 Act) be filled either by a majority of the remaining Trustees, subject to the provisions of Section 16(a) of the 1940 Act, through the appointment in writing of such other person as such remaining Trustees in their discretion shall determine and such appointment shall be effective upon the written acceptance of the person named therein to serve as a Trustee and agreement by such person to be bound by the provisions of this Declaration of Trust, except that any such appointment in anticipation of a vacancy to occur by reason of retirement, resignation, or increase in number of Trustees to be effective at a later date shall become effective only at or after the effective date of said retirement, resignation, or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted such appointment and shall have agreed in writing to be bound by this Declaration of Trust and the appointment is effective, the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance.

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     (f) Effect of Death, Resignation, etc. The death, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul or terminate the Trust or any Series hereunder or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Declaration of Trust.

     (g) No Accounting. Except to the extent required by the 1940 Act or under circumstances which would justify his removal for cause, no person ceasing to be a Trustee as a result of his death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

     Section 3.2 Power of Trustees. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by Trustees, and they shall have all powers necessary or convenient to carry out that responsibility and the purpose of the Trust.

     Without limiting the foregoing and to the extent not inconsistent with the 1940 Act or other applicable law, the Trustees shall have power and authority for and on behalf of the Trust and each separate Series or Class established hereunder, and the Trustees may:

     (a) adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business and affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders;

     (b) from time to time in accordance with the provisions of Section 4.3 hereof establish Series, each Series to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purposes and to allocate assets, liabilities and expenses of the Trust to a particular Series of Shares or to apportion the same among two or more Series, provided that any liability or expense incurred by a particular Series of Shares shall be payable solely out of the assets of that Series;

     (c) as they consider appropriate elect and remove officers and appoint and terminate agents and consultants and hire and terminate employees, and one or more the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing;

     (d) appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including without implied limitation an executive committee, which may, when the Trustees are not in session and subject to the 1940 Act, exercise some or all of the power and authority of the Trustees as the Trustees may determine;

     (e) in accordance with Section 3.3, employ one or more advisers, administrators, depositories and custodians and may authorize any depository or custodian to employ subcustodians or agents and to deposit all or any part of such assets in a system or systems for the central handling of securities and debt instruments;

     (f) retain transfer, dividend, accounting or shareholder servicing agents or any of the foregoing, provide for the distribution of Shares by the Trust through one or more distributors, principal underwriters or otherwise;

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     (g) set record dates or times for the determination of Shareholders or various of them with respect to various matters;

     (h) compensate or provide for the compensation of the Trustees, officers, advisers, administrators, custodians, other agents, consultants and employees of the Trust or the Trustees on such terms as they deem appropriate;

     (i) in general, delegate to any officer of the Trust, to any committee of the Trustees and to any employee, adviser, administrator, distributor, depository, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation, the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as an attorney-in-fact for the Trustees.

     (j) invest and reinvest cash or other property, and to hold cash or other property uninvested without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees;

     (k) sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

     (l) vote or give assent, or exercise any rights of ownership, with respect to stock or other securities, debt instruments or property; and to execute and deliver proxies or powers of attorney to such person or persons as Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities, debt instruments or property as the Trustees shall deem proper;

     (m) exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or debt instruments;

     (n) hold any security, debt instrument or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or of any Series or Class or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

     (o) consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or debt instrument of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security or debt instrument held in the Trust;

     (p) join with other holders of any securities or debt instruments in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security or debt instrument with, or transfer any security or debt instrument to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security or debt instrument (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

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     (q) compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any Series or Class or any matter in controversy, including, but not limited to, claims for taxes;

     (r) enter into joint ventures, general or limited partnerships and any other combinations or associations;

     (s) borrow funds and to mortgage and pledge the assets of the Trust or any part thereof to secure obligations arising in connection with such borrowing;

     (t) endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any or all of such obligations;

     (u) purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, investment advisers, managers, administrators, distributors, principal underwriter, or independent contractors, or any thereof (or any person connected therewith), of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability; and

     Except as otherwise provided by the 1940 Act or other applicable law, this Declaration of Trust or the By-Laws, any action to be taken by the Trustees on behalf of the Trust or any Series or Class may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum, consisting of at least a majority of the Trustees then in office, being present), within and without Massachusetts, including any meeting held by means of conference telephone or other communications equipment by means of which all persons participation in the meeting can hear such other at the same time and participation by such means shall constitute presence in person at a meeting, or by the unanimous written consent of the Trustees then in office.

     Section 3.3 Certain Contracts. Subject to compliance with the provisions of the 1940 Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, other type of organizations, or individuals ("Contracting Party"), to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or on behalf or the Trust and/or any Sub-Trust, and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may determine appropriate:

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     (a) Advisory. Subject to the general supervision of the Trustees and in conformity with the stated policy of the Trustees with respect to the investments of the Trust or of the assets belonging to any Series of the Trust (as that phrase is defined in subsection (a) of Section 4.3), to manage such investments and assets, make investment decisions with respect thereto, and to place purchase and sale orders for portfolio transactions relating to such investments and assets;

     (b) Administration. Subject to the general supervision of the Trustees and in conformity with any policies of the Trustees with respect to the operations of the Trust and each Series or Class, to supervise all or any part of the operations of the Trust and each Series or Class, and to provide all or any part of the administrative and clerical personnel, office space and office equipment and service appropriate for the efficient administration and operations of the Trust and each Series or Class;

     (c) Distribution. To distribute the Shares of the Trust and each Series or Class, to the principal underwriter of such Shares, and/or to act as agent of the Trust and each Series or Class in the sale of Shares and the acceptance or rejection of orders for the purchase of Shares;

     (d) Custodian and Depository. To act as depository for and to maintain custody of the property of the Trust and each Series or Class and accounting records in connection therewith;

     (e) Transfer and Dividend Disbursing Agency. To maintain records of the ownership of outstanding Shares, the issuance and redemption and the transfer thereof, and to disburse any dividends declared by the Trustees and in accordance with the policies of the Trustees and/or the instructions of any particular Shareholder to reinvest any such dividends;

     (f) Shareholder Servicing. To provide service with respect to the relationship of the Trust and its Shareholders, records with respect to Shareholders and their Shares, and similar matters; and

     (g) Accounting. To handle all or any part of the accounting responsibilities, whether with respect to the Trust's properties, Shareholders or otherwise.

The same person may be the Contracting Party for some or all of the services, duties and responsibilities to, for and of the Trust and/or the Trustees, and the contracts with respect thereto may contain such terms interpretive of or in addition to the delineation of the services, duties and responsibilities provided for, including provisions that are not inconsistent with the 1940 Act relating to the standard of duty of and the rights to indemnification of the Contracting Party and others, as the Trustees may determine. Nothing herein shall preclude, prevent or limit the Trust or a Contracting Party from entering into sub-contractual arrangements relative to any of the matters referred to in Sections 3.3(a) through (g) hereof.

     The fact that:

         (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, advisor, principal underwriter or distributor or agent of or for any Contracting Party, or of or for any parent or affiliate of any Contraction Party or that the Contracting Party or any parent or affiliate thereof is a Shareholder or has an interest in the Trust or any Sub-Trust, or that

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     (ii) any Contracting Party may have a contract providing for the rendering of any similar services to one or more other corporations, trusts, associations, partnerships, limited partnerships or other organizations, or have other business or interests, shall not affect the validity of any contract for the performance and assumption of services, duties and responsibilities to, for or of the Trust or any Series and/or the Trustees or disqualify any Shareholder, Trustee or officer of the Trust form voting upon or executing the same or create any liability or accountability to the Trust, any Series or its Shareholders, provided that in the case of any relationship or interest referred to in the preceding clause (i) on the part of any Trustee or officer of the Trust either
(A) the material facts as known to such relationship or interest have been disclosed to or are known by the Trustees not having any such relationship or interest and the contract involved is approved in good faith by a majority of such Trustees not having any such relationship or interest (even though such unrelated or disinterested Trustees are less than a quorum of all of the Trustees, or (B) the material facts as to such relationship or interest and as to the contract have been disclosed to or are known by the Shareholders, and (C) the specific contract involved is fair to the Trust as of the time it is authorized, approve or ratified by the Trustees or by the Shareholders.

     Section 3.4. Payment of Trust Expenses and Compensation of Trustees. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust or any Series or Class, or partly out of principal and partly out income, and to charge or allocate the same to, between or among such one or more of the Series or Class that may be established and designated pursuant to Article 4, as the Trustees deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or any Series or Class, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser, administrator, distributor, principal underwriter, auditor, counsel, depository, custodian, transfer agent, dividend disbursing agent, accounting agent, Shareholder servicing agent, and such other agents, consultants, and independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur. Without limiting the generality of any other provision hereof, the Trustees shall be entitled to reasonable compensation from the Trust for their services as Trustees and may fix the amount of such compensation.

     Section 3.5 Assets and Liabilities of the Trust. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder of a Series or Class of Shares of the Trust shall have a proportionate undivided beneficial interest in the assets belonging to the Series of Class of Shares of the Trust held by the Shareholders of such Series or Class of Shares in the Trust.

     All consideration received by the Trust for the issue or sale of Shares of a particular Series or Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be referred to as "assets belonging to" that Series or Class and shall be held by the Trustees in Trust for the benefit of the Shareholders of that Series or Class. The assets belonging to each particular Series or Class shall be charged with the liabilities of that Series or Class and all

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expenses, costs, charges and reserves attributable to that Series or Class. In addition, any assets, income, earnings, profits, and proceeds thereof, funds, or payments or any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to or chargeable to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such a manner as they, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and shall be referred to as assets belonging to that Series. Any creditor of any Series may look only to the assets of that Series to satisfy such creditor's debt. Certain expenses also may be allocated to a particular Class of Shares. All such Class expenses will be charged directly to the net assets of the particular Class and thus will be borne on a pro rata basis by the outstanding Shares of the Class.

                                    ARTICLE 4

                                     SHARES

     Section 4.1 Description of Shares. The Shares of the Trust shall be issued in one or more separate and distinct Series and/or classes as the Trustees may, without shareholder approval, authorize. Each Series shall be preferred over all other Series in respect of the assets allocated to that Portfolio. The beneficial interest of each Series shall at all times be divided into an unlimited number of transferable Shares, each of which shall represent an equal proportionate interest in the Series with each other Shares of the same Series, none having priority or preference over another. Each such share shall be fully paid and nonassessable. Each Series shall be represented by one or more classes of Shares, with each class possessing such rights (including, notwithstanding any contrary provision herein, voting rights) as the Trustees, without shareholder approval, authorize. The number of shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional shares. The Trustees may from time to time and without shareholder approval divide or combine the Shares of any Series or class into a greater or lesser number without thereby changing the proportionate beneficial interest in the Series.

     (a) The number of authorized Shares and the number of Shares of each Series and each Class of a Series that may be issued is unlimited, and the Trustees may issue Shares of any Series or Class of any Series for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable (but may be subject to mandatory redemption by the Trust as provided in subsection (g) of Section 4.3). The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or into one or more Series or Classes of Series that may be established and designated from time to time. The Trustees may hold as treasury Shares, reissue for such consideration and on such terms as they many determine, or cancel, at their discretion from time to time, any Shares of any Series reacquired by the Trust.

     The Trustees may from time to time close the transfer books or establish record dates and times for the purposes of determining the holders of Shares entitled to be treated as such, to the extent provided or referred to in Section 5.3.

     (b) The establishment and designation of any Series or any Class of any Series in addition to those established and designated in Section 4.2 and 4.3 shall be effective upon the execution by a majority of

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the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series or such Class of such Series, or as otherwise proved in such instrument. At any time that there are no Shares outstanding of any particular Series previously established and designated the Trustees may by an instrument executed by a majority of their number abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration of Trust.

     (c) Any Trustee, officer of other agent of the Trust, and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of any Series of the Trust to the same extent as if such person were not a Trustee, officer of other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Series from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Series generally.

     Section 4.2 Establishment and Designation of Classes of Shares. The Trustees shall have the authority without shareholder approval from time to time to divide the Shares of any Series into two or more Classes as they deem necessary or desirable, and to establish and designate such Classes. In such event, each Class of a Series shall represent interests in the designated Series of the Trust and have such voting, dividend, liquidation and other rights as may be established and designated by the Trustees. Expenses related directly or indirectly to the Shares of a Class of a Series may be borne solely by such Class (as shall be determined by the Trustees) and, as provided in Section 4.3, a Class of a Series may have exclusive voting rights with respect to matters relating solely to such Class. The bearing of expenses solely by a Class of Shares or a Series shall be appropriately reflected (in the manner determined by the Trustees) in the net asset value, dividend, and liquidation rights of the Shares of such Class of a Series. The division of the Shares of a Series into Classes and the terms and conditions pursuant to which the Shares of the Classes of a Series will be issued must be made in compliance with 1940 Act and other federal securities laws.

     Section 4.3 Establishment and Designation of Series. Without limiting the authority of the Trustees set forth Section 4.1 to establish and designate any further Series, the Trustees hereby establish and designate one Series: The Bond Fund for Growth and any Shares of any further Series that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series at the time of establishing and designating the same) have the following relative rights and preferences:

     (a) Assets Belonging to Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in trust for the benefit of the holders of Shares of the Series and shall irrevocably belong to that Series for all purposes, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that Series as provided in the following sentence, are herein referred to as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series (collectively "General Items"), the Trustee shall allocate such General Items to and among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

     (b) (1)Liabilities Belonging to Series. The assets belonging to each particular Series shall be charged with the liabilities in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a Series are herein referred to as "liabilities belonging to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. Any creditor of any Series may look only to the assets of that Series to satisfy such creditor's debt.

     (2) Liabilities Belonging to a Class. If a Series is divided into more than one Class, the liabilities, expenses, costs, charges and reserves attributable to a Class may be charged and allocated to the Class to which such liabilities, expenses, costs, charges or reserves are attributable. Any general liabilities, expenses, costs, charges or reserves belonging to the Series which are not identifiable as belonging to any particular Class shall be allocated and charged by the Trustees to and among any one or more of the Classes established and designated from time to time in such manner and on such a basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charges to each Class are herein referred to as "Liabilities belonging to" that Class. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Classes for all purposes.

     (3) Income and Capital Items. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

     (c) Dividends. Dividends and distributions on Shares of a particular Series or Class may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Series or Class, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to such Series or Class. All dividends and distributions on Shares of a particular Series or Class shall be distributed pro rata to the holders of Shares of such Series or Class in proportion to the number of Shares of such Series or Class held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure. Such dividends and distributions may be made in cash or Shares of that Series or Class or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (h) of
Section 4.3.

     (d) Liquidation. In the event of the liquidation or dissolution of the Trust, the Shareholders of all Classes of each Series that has been established and designated shall be entitled to receive, as a Series or Class, when and as declared by the Trustees, the excess of the assets belonging to such Series or Class over the liabilities belonging to that Series or Class. The assets so distributable to the Shareholders of any particular Series or Class shall be distributed among such Shareholders in proportion to the number of Shares of such Class of that Series held by them and recorded on the books of the Trust. The liquidation of any particular Series or Class may be authorized by vote of a majority of the Trustees then in office subject to the approval of a majority of the outstanding voting Shares of that Series or Class, as defined in the 1940 Act.

     (e) Voting. On each matter submitted to a vote of the Shareholders, each holder of a Share of each Series shall be entitled to one vote for each whole Share and for a proportionate fractional vote for each fractional Share standing in his name on the books of the Trust and all shares of each Series shall vote as a separate class, except as to voting for Trustees and as otherwise required by the 1940 Act. As to any matter which does not affect the interest of a particular Series , only the holders of Shares of one or more of the affected Series shall be entitled to vote. If the shares of a Series shall be divided into Classes as provided in Section 4.2, the shares of each Class shall have identical voting rights except that the Trustees, in their discretion, may provide a Class of a Series with exclusive voting rights with respect to matters which relate solely to such Class. If the Shares of any Series shall be divided into Classes with a Class having exclusive voting rights with respect to certain matters, the quorum and voting requirements described below with respect to action to be taken by the shareholders of the Class of such Series on such matters shall be applicable only to the Shares of such Class. Any fractional Share shall carry proportionately all the rights of a whole Share, including the right to vote and the right to receive dividends.

     (f) Redemption by Shareholders. In case any Shareholder of record of a particular Series desires to dispose of Shares, that shareholder may deposit at the office of the transfer agent or other authorized agent of the Trust a written request or such other form of request as the Trustees may from time to time authorize, requesting that the Trust purchase said Shares in accordance with this Section 4.3; and the Shareholder so requesting shall be entitled to require the Trust to purchase, and the Trust or the principal underwriter of the Trust shall purchase said Series, but only at the Net Asset Value thereof (as described in Section 4.3(h) hereof). The Series shall make payment for any such Shares to be redeemed, as aforesaid, in cash to the extent required by Federal law, and securities from such Series' assets, and payment for such Shares shall be made by the Series or the principal underwriter to the Shareholder of record within seven (7) days after the date upon which the request is effective, provided, however, that if Shares being redeemed have been purchased by check, the Series may postpone payment until the Trust has assurance that good payment has been collected for the purchase of the Shares. The Trust may require Shareholders to pay a sales charge to the Trust, the underwriter or any other person designated by the Trustees upon redemption or repurchase of Shares of any Portfolio in such amount as shall be determined from time to time by the Trustees. The amount of such sales charge may but need not vary depending on various factors, including without limitation the holding period of the redeemed or repurchased Shares. The Trustees may also charge a redemption or repurchase fee in such amount as may be determined from time to time by the Trustees.

     (g) Redemption by Trust. Each Share of each Series or Class that has been established and designated is subject to redemption by the Trust at the redemption price which would be applicable if such Share was then being redeemed by the Shareholder pursuant to subsection (f) of this Section 4.3: (a) at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to the holders of the Shares of the Trust or any Series or Class thereof, or (b) upon such other conditions as may from time to time be determined by the Trustees and set forth in the then current Prospectus of the Trust with respect to maintenance of Shareholder accounts of a minimum amount. Upon such redemption of the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

     (h) Net Asset Value. The net asset value per Share of any Series or Class shall be the quotient obtained by dividing the value of the net assets of that Series or Class (being the value of the assets belonging to that Series or Class less the liabilities belonging to that Series or Class) by the total number of Shares of that Series or Class outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time.

     The Trustees may determine to maintain the net asset value per Share of any Series or Class at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that Series or Class as dividends payable in additional Shares of that Series or Class at the designated constant dollar amount and for the handling of any losses attributable to that Series or Class. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the capital of the Trust attributable to that Series or Class his pro rata portion of the total number of Shares required to be cancelled in order to permit the net asset value per Share of that Series or Class to be maintained, after reflecting such loss, at the designated constant dollar amount. Each shareholder of the Trust shall be deemed to have agreed, by his investment in any Series or Class with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

     (i) Transfer. All Shares of each particular Series shall be transferable, but transfers of Shares of a particular Series and Class will be recorded on the Share transfer records of the Trust applicable to such Class of that Series only at such times as Shareholders shall have the right to require the Trust to redeem Shares of such Class of that Series and at such other times as may be permitted by the Trustees.

     (j) Equality. All Shares of all Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to such Class of that Series), and each Share of any particular Series shall be equal to each other Share of that Series; but the provisions of this sentence shall not restrict any distinctions permissible under subsection (c) of this Section 4.3 that may exist with respect to dividends and distributions on Shares of the different Classes of a Series. The Trustees may from time to time without shareholder approval divide or combine the Shares of that Class or Series into a greater or lesser number of Shares of that Class or Series without thereby changing the proportionate beneficial interest in the assets belonging to that Class or Series or in any way affecting the rights of Shares of any other Class or Series.

     (k) Fractions. Any fractional Share of any Class and Series, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Class and Series, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust.

     (l) Conversion Rights. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that (i) holders of Shares of any Series shall have the right to exchange said Shares into Shares of one or more other Series of Shares, (ii) holders of shares of any Class shall have the right to exchange said Shares into Shares of one or more other Classes of the same or a different Series, and/or (iii) the Trust shall have the right to carry out the aforesaid exchanges, in each case in accordance with such requirements and procedures as may be established by the Trustees.

     Section 4.4 Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust, which books shall be maintained separately for the shares of each Class and Series that has been established and designated. No certificate certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each Class and Series held from time to time by each such Shareholder.

     Section 4.5 Investments in the Trust. The Trustees may accept investments in the Trust from such persons and on such terms and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize. The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares whether or not conforming to such authorized terms.

     Section 4.6 No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

     Section 4.7 Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust or any Series or Class thereof nor entitle the representative of any decreased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the

Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

                                    ARTICLE 5

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

     Section 5.1 Voting Powers. The Shareholders shall have power to vote only
(i) for the election or removal of Trustees as provided in Section 3.1, (ii) with respect to any contract with a Contracting Party as provided in Section 3.3 as to which Shareholder approval is required by the 1940 Act, (iii) with respect to any termination or reorganization of the Trust or any Series to the extent and as provided in Sections 7.1 and 7.2, (iv) with respect to any amendment of this Declaration of Trust, to the extent and as provided in Section 7.3, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim would or should not be brought or maintained derivatively as a class action on behalf of the Trust or any Series or Class thereof or the Shareholders (provided, however, that a shareholder of a particular Series or Class shall not be entitled to initiate a derivative or class action on behalf of any other Series or Class (or shareholder of any other Series or Class) of the Trust) and (vi) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or successor agency) or any state, or as the Trustees may consider necessary or desirable. There shall be no cumulative voting on the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to shares held in the name of two or more persons shall be valued if executed by any one of them unless at or prior to exercise of the proxy the Trust receives specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by the Shareholders.

     Section 5.2 Meetings. No annual or regular meeting of Shareholders is required. Special meetings of Shareholders may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. The Trustees shall promptly call and give notice of a meeting of Shareholders for the purpose of voting upon removal of any Trustee of the Trust when requested to do so in writing by Shareholders holding not less than 10% of the Shares then outstanding. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of 30 days after written application by Shareholders holding at least 10% of the Shares then outstanding requesting a meeting be called for a purpose requiring action by the Shareholders as provided herein or in the By-Laws, then Shareholders holding at least 10% of the Shares then outstanding may call and give notice of such meeting and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustee.

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

     Section 5.3 Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time not more than 60 days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote as such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

     Section 5.4 Quorum and Required Vote. A majority of the Shares, or of the Shares of any Series or Class of any Series with respect to matters as to which only shareholders of said Series or Class of Series, respectively, entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, but any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting without the necessity of further notice. A majority of the Shares voted, at a meeting of which a quorum is present shall decide any questions and a plurality shall elect a Trustee, except when a different vote is required or permitted by any provision of the 1940 Act or other applicable law or by this Declaration of Trust or the By-Laws.

     Section 5.5 Action by Written Consent. Subject to the provisions of the 1940 Act and other applicable law, any action taken by Shareholders may be taken without a meeting if the holders of all outstanding shares entitled to vote on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     Section 5.6 Inspection of Record. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted stockholders of a Massachusetts business corporation under the Massachusetts Business Corporation Law.

     Section 5.7 Additional Provisions. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters not inconsistent with the provisions hereof.

     Section 5.8 Shareholder Communications. Whenever ten or more Shareholders of record have been such for at least six months preceding the date of application, and who hold in the aggregate either Shares having a net asset value of at least $25,000 or at least 1% of the outstanding Shares, whichever is less, shall apply to the Trustees in writing, stating that they wish to communicate with other Shareholders with a view to obtaining signatures to a request for a Shareholder meeting and accompanied by a form of communication and request which they wish to transmit, the Trustees shall within five business days after receipt of such application either (1) afford to such applicants access to a list of the names and addresses of all Shareholders as recorded on the books of the Trust or Series, as applicable; or (2) inform such applicants as to the approximate number of Shareholders of record, and the approximate cost of mailing to them the proposed communication and form of request.

     If the Trustees elect to follow the course specified in paragraph (2) above the Trustees, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all Shareholders of record of their addresses as recorded on the books, unless within five business days after such tender the Trustees shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement signed by at least a majority of the Trustees to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion. The Trustees shall thereafter comply with the requirements of the 1940 Act.

                                    ARTICLE 6

                    LIMITATION OF LIABILITY, INDEMNIFICATION

     Section 6.1 Trustees, Shareholders, etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Series or Class with which such person dealt for payment under such credit, contract or claim; and neither the Shareholders of any Series or Class nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present of future, nor any other Series shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust, and Series or Class or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only by or for the Trust (or the Series or Class) or the Trustees and not personally. Nothing in this Declaration of Trust shall protect any Trustee or officer against any liability to the Trust or the Shareholders to which such Trustee or officer would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee or of such officer.

     Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, or the particular Series or Class in question, as

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

the case may be, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer of Shareholders or Shareholder individually.

     Section 6.2 Trustee's Good Faith Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable for his own wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors in judgement or mistakes of fact or law. Subject to the foregoing, (a) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, Shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (b) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (c) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a Contracting Party appointed by the Trustees pursuant to Section 3.3. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.

     Section 6.3 Indemnification of Shareholders.In case any Shareholder (or former Shareholder) shall be charged or held to be personally liable for any obligation or liability of the Trust solely by reason of being or having been a Shareholder and not because of such Shareholder's acts or omissions or for some other reason, said Trust (upon proper and timely request by the Shareholder) shall assume the defense against such charge and satisfy any judgment thereon, and the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of said Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability.

     Section 6.4 Indemnification of Trustees, Officers, etc. The Trust shall indemnify (from the assets of the Series or Class or Series or Classes in question) each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a Shareholder, creditor or otherwise (hereinafter referred to as "Covered Person") against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, except with respect to any matter as to which it has been determined in one of the manners described below, that such Covered Person (i) did not act in good faith in the reasonable belief that such Covered Person's action was in or not opposed to the best interests of the Trust or (ii) had acted with wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct described in (i) and (ii) being referred to hereafter as "Disabling Conduct". A determination that the Covered Person is not entitled to indemnification due to

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

Disabling Conduct may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of the facts, that the indemnitee was not liable by reason of Disabling Conduct by (a) a vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as defined in section 2(a)(19) of the 1940 Act nor parties to the proceeding, or (b) an independent legal counsel in a written opinion. Expenses, including accountants' and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgements, in compromise or as fines or penalties), may be paid from time to time in advance of the final disposition of any such action, suit or proceeding, provided that the Covered Person shall have undertaken to repay the amounts so paid to the Series or Class in question if it is ultimately determined that indemnification of such expenses is not authorized under this Article 6 and (i) the Covered Person shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the disinterested Trustees who are not a party to the proceeding, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Party ultimately will be found entitled to indemnification.

     Section 6.5 Compromise Payment. As to any matter disposed of by a compromise payment by any such Covered Person referred to in Section 6.4, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (a) by a majority of the disinterested Trustees who are not a party to the proceeding or (b) by an independent legal counsel in a written opinion. Approval by the Trustees pursuant to clause (a) or by independent legal counsel pursuant to clause (b) shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with any of such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in or not opposed to the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

     Section 6.6 Indemnification Not Exclusive, etc. The right of indemnification provided by this Article 6 shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article 6, "Covered Person" shall include such person's heirs, executors and administrators, an "interested Covered Person" is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending or threatened, and a "disinterested" person is a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending or threatened. Nothing contained in this article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

     Section 6.7 Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

                                    ARTICLE 7

                                  MISCELLANEOUS

     Section 7.1 Duration and Termination of Trust. Unless terminated as provided herein, the Trust shall continue without limitation of time and, without limiting the generality of the foregoing, no change, alteration or modification with respect to any Series or Class shall operate to terminate the Trust. The Trust may be terminated at any time by a majority of the Trustees then in office subject to a favorable vote of a majority of the outstanding voting securities, as defined in the 1940 Act, Shares of each Series or Class voting separately by Series or Class.

     Upon termination, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash, securities or other property, or any combination thereof, and distribute the proceeds to the Shareholders, in conformity with the provisions of subsection (d) of Section 4.3.

     Section 7.2 Reorganization. The Trustees may sell, convey, merge and transfer the assets of the Trust, or the assets belonging to any one or more Series or Classes, to another trust, partnership, association or corporation organized under the laws of any state of the United States, or to the Trust to be held as assets belonging to another Series or Class of the Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to another Series or Class of the Trust, Shares of such other Series or Class) with such transfer either (1) being made subject to, or with the assumption by the transferee of, the liabilities belonging to each Series or Class the assets of which are so transferred, or (2) not being made subject to, or not with the assumption of, such liabilities; provided, however, that no assets belonging to any particular Series or Class shall be so transferred unless the terms of such transfer shall have first been approved at a meeting called for the purpose by the affirmative vote of the holders of a majority of the outstanding voting Shares, as defined in the 1940 Act, of that Series or Class. Following such transfer, the Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities belonging to and any other differences among the various Series or Classes the assets belonging to which have been so transferred) among the Shareholders of the Series or Class the assets belonging to which have been so transferred; and if all of the assets of the Trust have been so transferred, the Trust shall be terminated.

     The Trust, or any one or more Series or Classes, may either as the successor, survivor, or non- survivor, (1) consolidate with one or more other trusts, partnerships, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, to form a new consolidated trust, partnership, association or corporation under the laws of which any one of the constituent entities is organized, or (2) merge into one or more other trusts, partnerships, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, or have one or more such trusts, partnerships, associations or corporations merge into it, any such consolidation or merger to be upon such terms and conditions as are specified in an agreement and plan of reorganization entered into by the Trust, or one or more Series or Classes as the case may be, in connection therewith. The terms "merge" or "merger" as used herein shall also include the purchase or acquisition of any assets of any other trust, partnership, association or corporation which is an investment company organized under the laws of the Commonwealth of Massachusetts or any other state of the United States. Any such consolidation or merger shall require the affirmative vote of the holders of a majority of the outstanding voting Shares, as defined in the 1940 Act, of each Sub-Trust affected thereby.

     Section 7.3 Amendments. All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or repeal the prohibition of assessment upon the Shareholders without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time, so long as such amendment does not adversely affect the rights of any Shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees). Any amendment to this Declaration of Trust that adversely affects the rights of Shareholders may be adopted at any time by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees) when authorized to do so by the vote in accordance with subsection (e) of Section 4.3 of Shareholders holding a majority of the Shares entitled to vote. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted.

     Section 7.4 Filing of Copies; References; Headings. The original or a copy of this instrument and of each restated declaration of trust or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each restated declaration of trust or amendment or hereto shall be filed with the Secretary of the Commonwealth of Massachusetts and with any other governmental office where such filing may from time to time be required, but the failure to make any such filing shall not impair the effectiveness of this instrument or any such restatement or amendment. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements or amendments have been made, as to the identities of the Trustees and officers, and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements or amendments. In this instrument and in any such restatement or amendment, references to this instrument, and all expressions like "herein", "hereof" and "hereunder" shall be deemed to refer to this instrument as a whole as the same may be amended or affected by any such restatements or amendments. The masculine gender shall include the feminine and neuter genders. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control of affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

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

     Section 7.5 Applicable Law. This Agreement and Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the Commonwealth of Massachusetts, including the Massachusetts Business Corporation Law as the same may be amended from time to time, to which reference is made with the intention that matters not specifically covered herein or as to which an ambiguity may exist shall be resolved as if the Trust were a business corporation organized in Massachusetts, but the reference to said Business Corporation Law is not intended to give the Trust, the Trustee, the Shareholders or any other person any right, power, authority or responsibility available only to or in connection with an entity organized in corporate form. The Trust shall be of the type referred to in Section 1 of Chapter 182 of the Massachusetts General Laws and of a type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a Trust.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of the day and year first above written.

/s/ ROBERT E. BROWN                        /s/ RONALD H. FIELDING
--------------------------                 ----------------------------
    Robert E. Brown                            Ronald H. Fielding

/s/ ELTON J. BURGETT                       /s/ MARVIN J. HOFFMAN
--------------------------                 ----------------------------
    Elton J. Burgett                           Marvin J. Hoffman, M.D.

/s/ JOSEPH A. BURNETT                      /s/ MICHAEL S. ROSEN
--------------------------                 ----------------------------
    Joseph A Burnett                           Michael S. Rosen

/s/ JOHN CANNON                            /s/ ERIC W. ZAENGLEIN
--------------------------                 ----------------------------
    John Cannon                                Eric W. Zaenglein

/s/ ANGELO COSTANZA
--------------------------
    Angelo Costanza

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

                              ROCHESTER FUND SERIES

               AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST

This amendment to the Amended and Restated Agreement and Declaration of Trust of Rochester Fund Series (the "Restated Declaration of Trust") executed this 1st day of November, 1995.

WHEREAS, the Trustees established Rochester Fund Series (the "Trust"), a business trust currently with one series, The Bond Fund For Growth, under the laws of the Commonwealth of Massachusetts, for the investment and reinvestment of funds contributed thereto, under an Agreement and Declaration of Trust dated January 10, 1986 and filed with the Commonwealth of Massachusetts on January 21, 1986, as amended on March 31, 1986, December 29, 1989, January 25, 1990 and April 23, 1993; and

WHEREAS, the Restated Declaration of Trust dated January 26, 1995 was filed by the Trust with the Commonwealth of Massachusetts on February 8, 1995; and

WHEREAS, Section 7.3 of the Restated Declaration of Trust requires that amendments thereto be by an instrument in writing signed by an officer of the Trust pursuant to a majority vote of the Trustees and filed with the Commonwealth of Massachusetts; and WHEREAS, the Trustees now desire to amend the Restated Declaration of Trust and such amendments and filing thereof have been approved by the unanimous written consent of the Trustees

NOW, THEREFORE,
1. The Restated Declaration of Trust is hereby amended to revise Section 5.1 entitled "Voting Powers" and Section 5.3 entitled "Record Date".
2. Section 5.1 shall read in its entirety as follows:

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

     Section 5.1 Voting Powers. The Shareholders shall have power to vote only
     (i) for the election or removal of Trustees as provided in Section 3.1,
     (ii) with respect to any contract with a Contracting Party as provided in
     Section 3.3 as to which Shareholder approval is required by the 1940 Act,
     (iii) with respect to any termination or reorganization of the Trust or any Series to the extent and as provided in Sections 7.1 and 7.2, (iv) with respect to any amendment of this Declaration of Trust, to the extent and as provided in Section 7.3, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim would or should not be brought or maintained derivatively as a class action on behalf of the Trust or any Series or Class thereof or the Shareholders (provided, however, that a shareholder of a particular Series or Class shall not be entitled to initiate a derivative or class action on behalf of any other Series or Class (or shareholder of any other Series or Class) of the Trust) and (vi) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or successor agency) or any state, or as the Trustees may consider necessary or desirable. There shall be no cumulative voting on the election of Trustees. Shares may be voted in person or by proxy. Proxy votes may be recorded by telephone in accordance with such procedures as may be established by the Trustees from time to time. A shareholder may designate by telephone a person as his or her attorney-in-fact to vote his or her proxy in written form. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by the Shareholders.

3. Section 5.3 shall read in its entirely as follows:

     Section 5.3 Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time not more than 60 days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof, whether or not the date to which a meeting is adjourned is a date in excess of 60 days of the Record Date, or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote as such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

4. These revisions to the Restated Declaration of Trust shall be effective upon filing of this amendment with the Secretary of State of the Commonwealth of Massachusetts.

5 All other terms and conditions of the Restated Declaration of Trust shall remain the same.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed on the day and year first set forth above.

                                                 Rochester Fund Series

                                             /s/ RONALD H. FIELDING
                                             ----------------------------------
                                                 Ronald H. Fielding, President

                                       26